Exhibit 10.29

AMENDMENT NO. 2

to

RIGHTS AGREEMENT

Amendment No. 2 (the “Amendment”) dated as of June 21, 2011, between Virtus Investment Partners, Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), to the Rights Agreement dated as of December 29, 2008, as previously amended by Amendment No. 1 on June 19, 2011 (the “Rights Agreement”) between the Company and the Rights Agent.

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement;

WHEREAS, the parties acknowledge that Section 2 of the Rights Agreement was erroneously amended by Amendment No. 1;

WHEREAS, the parties desire to amend the Rights Agreement to modify the obligations of the Rights Agent under Section 2 therein;

NOW, THEREFORE, for consideration set forth herein and in the Rights Agreement, the sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent agree as follows:

1. Definitions. Except as set forth below, all capitalized terms used in this Amendment shall have their respective meanings set forth in the Rights Agreement.

2. Amendment to Section 2. Section 2 of the Rights Agreement is hereby amended, effective as of June 19, 2011 to delete the text “and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Stock)” immediately following the phrase “to act as agent for the Company” in the first sentence thereof.

3. Continuing Force and Effect.

(a) Except as expressly provided herein, all of the terms and conditions of the Rights Agreement shall continue in full force and effect.

(b) From and after the execution and delivery hereof, all references to the Rights Agreement contained in other agreements or instruments (however the Rights Agreement may be defined in such other agreements or instruments) shall hereafter refer to the Rights Agreement as amended pursuant to this Amendment.

4. Miscellaneous.

(a) No waiver, amendment or modification hereof shall be valid unless effected in the manner required by the Rights Agreement.

(b) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware; provided, however, that all provisions regarding the rights, obligations, duties and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

(c) This Amendment shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

(e) The captions and paragraph headings used in this Amendment have been inserted for convenience of reference only, and shall not affect the construction or interpretation of any provision hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC

By:	/s/ George R. Aylward
	Name:	George R. Aylward
	Title:	President and Chief Executive Officer

MELLON INVESTOR SERVICES LLC

By:	/s/ Lee Kowalsky
	Name:	LEE KOWALSKY
	Title:	SENIOR RELATIONSHIP MGR.

2